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                                                               Exhibit 10-c

AMSOUTH BANCORPORATION
AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT


        THIS AMENDMENT to the Executive Severance Agreement dated [DAY], (the "ESA") by and between AmSouth Bancorporation, a Delaware Corporation (hereinafter referred to as the "Company"), and [EXNAME] (hereinafter referred to as the "Executive") is made and entered into as of the 21ST DAY OF MARCH, 1996. Unless otherwise defined, all capitalized terms herein shall have the meanings ascribed to them in the ESA.

                             W I T N E S S E T H:

        WHEREAS, should the possibility of a Change in Control of the Company arise, the Board believes it imperative that the Company and the Board should be able to rely upon the Executive to continue in [gender] position, and that the Company should be able to receive and rely upon the executive's advice, if requested, as to the best interests of the Company and its shareholders without concern that the Executive might be distracted by the personal uncertainties and risks created by the possibility of a Change in Control;

        WHEREAS, should the possibility of a Change in Control arise, in addition to [gender] regular duties, the Executive may be called upon to assist in the assessment of such possible Change in Control, advise management and the Board as to whether such Change in Control would be in the best interests of the Company and its shareholders, and to take such other actions as the Board might determine to be appropriate;

        WHEREAS, to assure the Company that it will have the continued dedication of the Executive and the availability of [gender] advice and counsel notwithstanding the possibility, threat, or occurrence of a Change in Control of the Company and to induce the Executive to remain the employ of the Company, the Company and the Executive entered into the ESA;

        WHEREAS, the Company and the Executive believe it necessary to clarify certain provisions of the ESA and to extend the time period within which protection is provided to the Executive for a Change in Control; and

        WHEREAS, the Company and the Executive desire to enter into this amendment to provide for such changes to the ESA.

        NOW THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of [gender] advice and counsel notwithstanding the possibility, threat, or occurrence of a Change in Control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree to amend the ESA as follows:

        Paragraphs (u) and (v) are hereby added to the end of the section entitled ARTICLE 1. DEFINITIONS:

        (u) "Total Payments" means the sum of the Executive's Severance Benefits and all other payments and benefits provided to the Executive by the Company which constitute "excess parachute payments" within the meaning of Code Section 280G(b)(1). Without limiting the generality of the foregoing, Total Payments shall include any and all excess parachute payments associated with outstanding long-term incentive grants (to include, but not be limited to, early vesting of stock options or restricted stock).

        (v) "Window Period" means the time period commencing upon a Change in Control, as defined in Section (g) of this Article 1, and ending twenty-four months after the latter to occur of: (i) any of the events defined as a Change in Control in Section 1(g); or
                (ii) final consummation of the liquidation, sale or disposition of assets, or the merger, consolidation or reorganization of the Company as described in Section 1(g)(iii).

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        The first paragraph of Section 2.1 is hereby deleted and replaced with the following text:

                2.1 RIGHT TO SEVERANCE BENEFITS. The Executive shall be entitled to receive from the Company Severance Benefits as described in Section
        2.4 herein, if there has been a Change in Control of the Company and if, within the Window Period, the Executive's employment with the Company shall end for any reason specified in Section 2.3 herein.

        The first clause of Section 2.3 is hereby deleted and replaced with the following text:

                2.3 QUALIFYING TERMINATION. The occurrence of any one or more of the following events within the Window Period shall trigger the payment of Severance Benefits to the Executive under this Agreement:

        The second sentence of item (f) of SECTION 2.4. DESCRIPTION OF SEVERANCE BENEFITS is hereby deleted and replaced with the following sentence:

                For this purpose, the Executive's interest under the Supplemental Retirement plan shall be fully vested as of the effective date of the Change in Control and such benefits shall be calculated under the assumption that the Executive's employment continued following the Effective Date of Termination for the number of years equal to the Severance Multiplier (i.e., additional years of service credits shall be added); provided, however, that for purposes of determining "final average pay" under the benefit calculation, the Executive's actual pay history as of the Effective Date of Termination shall be used.

        Section 4.1 is hereby deleted and replaced with the following text:

                4.1 EQUALIZATION PAYMENT. In the event that the Executive becomes entitled to Severance Benefits, if any of the Executive's Total Payments will be subject to the tax (the "Excise Tax") imposed by
        Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax on the Total Payments and any federal, state, and local income tax and Excise Tax upon the Gross-up Payment provided for by this Section 4.1, shall be equal to the Total Payments. Such payment shall be made by the Company to the Executive as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

        Section 4.2 TAX COMPUTATION. is hereby amended to replace all references to "Severance Benefits" with the term "Total Payments".

        Section (i) of the second paragraph of ARTICLE 6. TERM OF AGREEMENT is hereby deleted and replaced with the following text:

                (i)  the duration of the Window Period;

        IN WITNESS WHEREOF, the parties have executed this Amendment to the ESA on this _______ day of ___________________, 1996.

AMSOUTH BANCORPORATION                          EXECUTIVE



BY:
   ------------------------------------------    -------------------------------
   ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER                    [EXNAME]


ATTEST:
       ---------------------------
       ITS SECRETARY

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